Exhibit 99.1

Contact Information:

Todd A. Adams

Senior Vice President & Chief Financial Officer

414-643-3000

RBS GLOBAL, INC., REXNORD LLC AND REXNORD HOLDINGS, INC.

ANNOUNCE FINAL RESULTS AND EXPIRATION OF PRIVATE EXCHANGE OFFERS

FOR CERTAIN OF THEIR DEBT SECURITIES AND UNSECURED TERM LOANS

Approximately $314.6 Million Bonds and Loans, or 58.3% of Outstanding Principal Amounts,

Have Tendered in the Exchange Offers

MILWAUKEE, Wis. – April 27, 2009 – RBS Global, Inc. and Rexnord LLC (together with RBS Global, Inc., the “Issuers”) and their parent, Rexnord Holdings, Inc. (“Rexnord Holdings”), announced today final results of their previously announced private exchange offers (the “Exchange Offers”) to exchange (a) the Issuers’ new 9.50% Senior Notes due 2014 (the “New Senior Notes”) for any and all of the Issuers’ 8.875% Senior Notes due 2016 (CUSIP/ISIN 75524DAG5 / US75524DAG51) (the “Old 2016 Notes”), (b) the New Senior Notes for any and all of Rexnord Holdings’ PIK Toggle Senior Notes due 2013 (the “Old Holdco Notes” and, together with the Old 2016 Notes, the “Old Notes”) (CUSIP/ISIN 76168TAB0 / US76168TAB08 and CUSIP/ISIN G4410SAA5 / USG4410SAA53), and (c) the New Senior Notes for senior unsecured term loans (the “Holdco Loans”) outstanding under the Credit Agreement, dated as of March 2, 2007, among Rexnord Holdings, Credit Suisse, as Administrative Agent, Banc of America Bridge LLC, as Syndication Agent, and the lenders from time to time party thereto. The Exchange Offers for the Old Notes, which are subject to the terms and conditions described in the confidential offering memorandum dated March 25, 2009 (as supplemented or amended from time to time, the “Offering Memorandum”), expired at midnight, New York City time, on April 24, 2009 (the “Expiration Date”). The Exchange Offer for the Holdco Loans also remains subject to the completion of the Exchange Offers for the Old Notes.

As of the Expiration Date, (i) approximately $71 million principal amount of Old 2016 Notes had been validly tendered and not withdrawn for exchange for New Senior Notes, (ii) approximately $235.7 million principal amount of Old Holdco Notes had been validly tendered and not withdrawn for exchange for New Senior Notes, and (iii) approximately $7.9 million principal amount of Holdco Loans had been validly surrendered and not withdrawn for exchange for New Senior Notes. Based on the principal amount of Old Notes and Holdco Loans validly tendered or surrendered, as applicable, and accepted, approximately $196.3 million aggregate principal amount of New Senior Notes will be issued in exchange for such Old Notes and Holdco Loans.

The Issuers and Rexnord Holdings anticipate that the settlement date for the Exchange Offers will be April 29, 2009.

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The New Senior Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Exchange Offers were made only to qualified institutional buyers and accredited investors and outside the United States to persons other than U.S. persons. The Exchange Offers were made only by, and pursuant to, the terms set forth in the Offering Memorandum, and the information in this press release is qualified by reference to the Offering Memorandum and the accompanying letter of transmittal, and with respect to the Exchange Offer for the Holdco Loans, also the cover memorandum on April 6, 2009.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Rexnord

Headquartered in Milwaukee, Wisconsin, Rexnord is a leading, diversified multi-platform industrial company comprised of two key platforms: Power Transmission and Water Management, with approximately 6,200 employees worldwide. Rexnord’s power transmission products include gears, couplings, industrial bearings, flattop, aerospace bearings and seals, special components and industrial chain, and conveying equipment. Rexnord’s water management products include professional grade specification plumbing, water treatment and waste water control products. Additional information about the company can be found at www.rexnord.com and www.zurn.com.

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, market demand, pricing and competitive and technological factors, among others, as set forth in our SEC filings. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

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